July 28, 2021	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS THIRD QUARTER
OF FISCAL 2021 RESULTS

•Record quarterly net revenues of $2.47 billion, up 35% over the prior year’s fiscal third quarter and 4% over the preceding quarter
•Quarterly net income of $307 million, or $2.18 per diluted share, and adjusted quarterly net income of $386 million(1), or $2.74 per diluted share(1)
•Records for client assets under administration of $1.17 trillion, financial assets under management of $191.0 billion, and net loans at Raymond James Bank of $23.9 billion
•Record Private Client Group assets in fee-based accounts of $616.7 billion, increases of 39% over June 2020 and 9% over March 2021
•Record Private Client Group financial advisors of 8,413, net increases of 258 over June 2020 and 86 over March 2021
•Annualized return on equity for the quarter of 15.9% and annualized adjusted return on tangible common equity for the quarter of 22.2%(1)

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.47 billion and net income of $307 million, or $2.18 per diluted share, for the fiscal third quarter ended June 30, 2021. Excluding $98 million associated with losses on extinguishment of debt(2) and $7 million of acquisition-related expenses(3), adjusted quarterly net income was $386 million(1), or $2.74 per diluted share(1). The increase in quarterly net revenues was largely driven by record asset management and related administrative fees and record investment banking revenues during the quarter. Adjusted net income(1) growth was due to higher net revenues, along with the loan loss reserve release in the quarter compared to provision for credit losses in the year-ago period.

For the first nine months of the fiscal year, record net revenues of $7.07 billion increased 20%, record earnings per diluted share of $6.92 increased 60%, and adjusted earnings per diluted share of $7.50(1) increased 73% over the first nine months of fiscal 2020.

“With strength across our complementary and diverse businesses, we achieved record results for the first nine months of the fiscal year, including record net revenues and pre-tax income in our Private Client Group, Capital Markets and Asset Management segments,” said Chairman and CEO Paul Reilly. “We are well positioned heading into the fiscal fourth quarter with records for client assets, the number of financial advisors, financial assets under management, and net loans at Raymond James Bank. Furthermore, financial advisor recruiting and investment banking pipelines remain strong.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•Record quarterly net revenues of $1.70 billion, up 36% over the prior year’s fiscal third quarter and 3% over the preceding quarter
•Record quarterly pre-tax income of $195 million, up 114% over the prior year’s fiscal third quarter and 2% over the preceding quarter
•Record Private Client Group assets under administration of $1.10 trillion, up 32% over June 2020 and 7% over March 2021
•Record Private Client Group assets in fee-based accounts of $616.7 billion, up 39% over June 2020 and 9% over March 2021
•Record Private Client Group financial advisors of 8,413, net increases of 258 over June 2020 and 86 over March 2021

Record quarterly results were primarily attributable to higher asset management and related administrative fees, reflecting record assets in fee-based accounts largely driven by equity market appreciation and the net addition of financial advisors.

“As we remain focused on retaining and attracting high-quality financial advisors, we experienced a solid net increase in the number of financial advisors during the quarter,” said Reilly. “Recruiting activity remains strong across all of our affiliation options, as advisors are attracted to our robust platform and our advisor- and client-focused culture.”

Capital Markets

•Quarterly net revenues of $446 million, up 38% over the prior year’s fiscal third quarter and 3% over the preceding quarter
•Quarterly pre-tax income of $115 million, up 85% over the prior year’s fiscal third quarter and 10% over the preceding quarter
•Record quarterly investment banking revenues of $265 million, up 101% over the prior year’s fiscal third quarter and 17% over the preceding quarter
•Record merger & acquisition and advisory (M&A) revenues of $153 million, up 155% over the prior year’s fiscal third quarter and 25% over the preceding quarter

Record investment banking revenues were driven by record M&A revenues, combined with strong debt and equity underwriting results. Fixed income brokerage revenues remained solid, albeit lower than the record set in the preceding quarter.

“Solid investment banking and fixed income brokerage results continue to drive a record-setting year for the Capital Markets segment, and we are entering the fiscal fourth quarter with strong investment banking pipelines,” said Reilly. “In May, we announced the acquisition of Cebile Capital, a leading private fund placement agent and secondary market advisor to private equity firms. We expect to close the acquisition in the fiscal fourth quarter of 2021, and we are excited to welcome the Cebile team to the Raymond James family.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Record quarterly net revenues of $225 million, up 38% over the prior year’s fiscal third quarter and 8% over the preceding quarter
•Record quarterly pre-tax income of $105 million, up 75% over the prior year’s fiscal third quarter and 21% over the preceding quarter
•Record financial assets under management of $191.0 billion, up 31% over June 2020 and 7% over March 2021

Record quarterly results were primarily attributable to growth of financial assets under management driven by equity market appreciation and net inflows into fee-based accounts in the Private Client Group, which were partially offset by modest net outflows for Carillon Tower Advisers during the quarter.

Raymond James Bank

•Quarterly net revenues of $169 million, down 5% compared to the prior year’s fiscal third quarter and up 6% over the preceding quarter
•Quarterly pre-tax income of $104 million, up 643% over the prior year’s fiscal third quarter and down 6% compared to the preceding quarter
•Record net loans of $23.9 billion, up 13% over June 2020 and 4% over March 2021
•Net interest margin (NIM) of 1.92% for the quarter, down 37 basis points compared to the prior year’s fiscal third quarter and 2 basis points compared to the preceding quarter

Quarterly net revenues declined 5% compared to the prior year’s fiscal third quarter primarily due to lower short-term interest rates, which negatively impacted the Bank’s NIM. Sequentially, quarterly net revenues grew 6%, largely due to higher asset balances. Net loans grew 13% year-over-year and 4% sequentially, primarily driven by strong securities-based loan growth of more than 50% over the prior year’s fiscal third quarter and 14% over the preceding quarter. Year-over-year pre-tax income growth was primarily due to the $19 million loan loss reserve release in the quarter compared to the provision for credit losses in the comparative period. The bank loan loss benefit was largely attributable to the improved macroeconomic outlook. The bank loan allowance for credit losses as a percent of total loans ended the quarter at 1.34%. Nonperforming assets as a percent of total assets ended the quarter at 0.12%.

Other

The Other segment included $24 million of valuation gains on private equity investments during the quarter, of which $10 million was attributable to noncontrolling interests and were offset in other expenses. Following the issuance of $750 million of 3.75%, 30-year senior notes that settled in April, all $250 million principal amount outstanding of the 5.625% senior notes due 2024 and all $500 million principal amount outstanding of the 3.625% senior notes due 2026 were redeemed during the fiscal third quarter, resulting in $98 million of losses on extinguishment of debt(2).

In the fiscal third quarter, the firm repurchased 375,000 shares for $48 million, an average price of approximately $129 per share, leaving $632 million available under the Board of Directors’ repurchase authorization as of July 28, 2021. At the end of the quarter, the total capital ratio was 25.5%(4) and the tier 1 leverage ratio was 12.6%(4), both well above the regulatory requirements.

Please refer to the footnotes at the end of this press release for additional information.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 29, at 8:15 a.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-754-1382 (conference code: 21996118). An audio replay of the call will be available at the same location until September 30, 2021.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,400 financial advisors. Total client assets are $1.17 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “expect,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Third Quarter of 2021	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Net revenues	$2,471	$1,834	$2,372	35%	4%
Pre-tax income	$385	$198	$447	94%	(14)%
Net income	$307	$172	$355	78%	(14)%

Earnings per common share: (5)
Basic	$2.24	$1.25	$2.58	79%	(13)%
Diluted	$2.18	$1.23	$2.51	77%	(13)%

Non-GAAP measures: (1)
Adjusted pre-tax income	$490	NA	NA	147%	10%
Adjusted net income	$386	NA	NA	124%	9%
Adjusted earnings per common share - basic (5)	$2.81	NA	NA	125%	9%
Adjusted earnings per common share - diluted (5)	$2.74	NA	NA	123%	9%

	Nine months ended
$ in millions, except per share amounts	June 30, 2021	June 30, 2020	% change
Net revenues	$7,065	$5,911	20%
Pre-tax income	$1,231	$796	55%
Net income	$974	$609	60%

Earnings per common share: (5)
Basic	$7.09	$4.41	61%
Diluted	$6.92	$4.33	60%

Non-GAAP measures: (1)
Adjusted pre-tax income	$1,338	NA	68%
Adjusted net income	$1,055	NA	73%
Adjusted earnings per common share - basic (5)	$7.68	NA	74%
Adjusted earnings per common share - diluted (5)	$7.50	NA	73%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2021

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Revenues:
Asset management and related administrative fees	$1,262	$867	$1,173	46%	8%
Brokerage revenues:
Securities commissions	415	343	443	21%	(6)%
Principal transactions	137	143	148	(4)%	(7)%
Total brokerage revenues	552	486	591	14%	(7)%
Account and service fees	161	134	159	20%	1%
Investment banking	276	139	242	99%	14%
Interest income	205	217	200	(6)%	3%
Other (6)	55	33	44	67%	25%
Total revenues	2,511	1,876	2,409	34%	4%
Interest expense	(40)	(42)	(37)	(5)%	8%
Net revenues	2,471	1,834	2,372	35%	4%
Non-interest expenses:
Compensation, commissions and benefits	1,661	1,277	1,648	30%	1%
Non-compensation expenses:
Communications and information processing	109	100	107	9%	2%
Occupancy and equipment	58	55	57	5%	2%
Business development	31	21	21	48%	48%
Investment sub-advisory fees	34	23	31	48%	10%
Professional fees	26	24	24	8%	8%
Bank loan provision/(benefit) for credit losses (7)	(19)	81	(32)	NM	NM
Losses on extinguishment of debt (2)	98	—	—	NM	NM
Acquisition-related expenses (3)	7	—	—	NM	NM
Other (6)	81	55	69	47%	17%
Total non-compensation expenses	425	359	277	18%	53%
Total non-interest expenses	2,086	1,636	1,925	28%	8%
Pre-tax income	385	198	447	94%	(14)%
Provision for income taxes	78	26	92	200%	(15)%
Net income	$307	$172	$355	78%	(14)%

Earnings per common share – basic (5)	$2.24	$1.25	$2.58	79%	(13)%
Earnings per common share – diluted (5)	$2.18	$1.23	$2.51	77%	(13)%
Weighted-average common shares outstanding – basic	137.2	137.1	137.8	—	—
Weighted-average common and common equivalent shares outstanding – diluted	141.1	139.4	141.2	1%	—
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2021

Consolidated Statements of Income (Unaudited)

	Nine months ended
in millions, except per share amounts	June 30, 2021	June 30, 2020	% change
Revenues:
Asset management and related administrative fees	$3,502	$2,828	24%
Brokerage revenues:
Securities commissions	1,239	1,116	11%
Principal transactions	432	345	25%
Total brokerage revenues	1,671	1,461	14%
Account and service fees	465	484	(4)%
Investment banking	779	428	82%
Interest income	608	799	(24)%
Other (6)	155	47	230%
Total revenues	7,180	6,047	19%
Interest expense	(115)	(136)	(15)%
Net revenues	7,065	5,911	20%
Non-interest expenses:
Compensation, commissions and benefits	4,809	4,050	19%
Non-compensation expenses:
Communications and information processing	315	293	8%
Occupancy and equipment	172	168	2%
Business development	75	106	(29)%
Investment sub-advisory fees	93	75	24%
Professional fees	80	68	18%
Bank loan provision/(benefit) for credit losses (7)	(37)	188	NM
Losses on extinguishment of debt (2)	98	—	NM
Acquisition-related expenses (3)	9	—	NM
Other (6)	220	167	32%
Total non-compensation expenses	1,025	1,065	(4)%
Total non-interest expenses	5,834	5,115	14%
Pre-tax income	1,231	796	55%
Provision for income taxes	257	187	37%
Net income	$974	$609	60%

Earnings per common share – basic (5)	$7.09	$4.41	61%
Earnings per common share – diluted (5)	$6.92	$4.33	60%
Weighted-average common shares outstanding – basic	137.2	137.9	(1)%
Weighted-average common and common equivalent shares outstanding – diluted	140.6	140.5	—

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Third Quarter of 2021	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	June 30, 2021		June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Total assets	$57,161		$44,682	$56,066	28%	2%
Total equity attributable to Raymond James Financial, Inc.	$7,863		$6,965	$7,592	13%	4%
Book value per share (8)	$57.44		$50.84	$55.34	13%	4%
Tangible book value per share (1) (8)	$51.55		$46.69	$49.42	10%	4%

Capital ratios:
Tier 1 capital	24.3%	(4)	24.8%	23.6%
Total capital	25.5%	(4)	26.0%	24.7%
Tier 1 leverage	12.6%	(4)	14.5%	12.2%

	Three months ended			Nine months ended
	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2021	June 30, 2020
Return on equity (9)	15.9%	10.0%	19.0%	17.4%	11.9%
Adjusted return on equity (1) (9)	19.9%	NA	NA	18.7%	NA
Return on tangible common equity (1) (9)	17.7%	10.9%	21.2%	19.3%	13.1%
Adjusted return on tangible common equity (1) (9)	22.2%	NA	NA	20.8%	NA
Pre-tax margin (10)	15.6%	10.8%	18.8%	17.4%	13.5%
Adjusted pre-tax margin (1) (10)	19.8%	NA	NA	18.9%	NA
Total compensation ratio (11)	67.2%	69.6%	69.5%	68.1%	68.5%
Effective tax rate	20.3%	13.1%	20.6%	20.9%	23.5%

Client asset metrics ($ in billions)	As of			% change from
	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Client assets under administration	$1,165.0	$876.9	$1,085.4	33%	7%
Private Client Group assets under administration	$1,102.9	$833.1	$1,028.1	32%	7%
Private Client Group assets in fee-based accounts	$616.7	$443.0	$567.6	39%	9%
Financial assets under management	$191.0	$145.4	$178.2	31%	7%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Raymond James Bank Deposit Program (“RJBDP”): (12)
Raymond James Bank	$29,253	$24,101	$28,174	21%	4%
Third-party banks	25,080	24,661	25,110	2%	—
Subtotal RJBDP	54,333	48,762	53,284	11%	2%
Client Interest Program	8,610	3,157	9,517	173%	(10)%
Total clients’ domestic cash sweep balances	$62,943	$51,919	$62,801	21%	—

	Three months ended			Nine months ended
	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2021	June 30, 2020
Average yield on RJBDP - third-party banks (13)	0.29%	0.33%	0.30%	0.30%	0.97%

Private Client Group financial advisors	As of			% change from
	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Employees	3,423	3,379	3,375	1%	1%
Independent contractors	4,990	4,776	4,952	4%	1%
Total advisors	8,413	8,155	8,327	3%	1%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Third Quarter of 2021	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

Consolidated Net Interest
	Three months ended
	June 30, 2021			June 30, 2020			March 31, 2021
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,644	$3	0.20%	$6,605	$4	0.26%	$5,284	$2	0.20%
Assets segregated pursuant to regulations	9,016	3	0.16%	3,408	3	0.36%	10,087	5	0.18%
Available-for-sale securities	8,041	20	0.96%	4,437	23	2.01%	7,997	21	1.08%
Brokerage client receivables	2,363	19	3.33%	2,065	18	3.47%	2,222	19	3.36%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial (“C&I”) loans (14)	7,936	50	2.51%	7,957	58	2.93%	7,540	48	2.56%
Commercial real estate (“CRE”) loans (14)	2,748	18	2.59%	2,610	19	2.85%	2,665	17	2.54%
Real estate investment trust (“REIT”) loans (14)	1,327	9	2.53%	1,412	9	2.45%	1,309	8	2.50%
Tax-exempt loans (15)	1,294	9	3.33%	1,272	9	3.34%	1,227	8	3.35%
Residential mortgage loans	5,126	34	2.70%	4,983	37	2.97%	5,005	34	2.72%
Securities-based loans and other	5,208	29	2.22%	3,576	24	2.59%	4,638	26	2.23%
Loans held for sale	142	1	2.92%	111	1	3.22%	177	1	1.89%
Total bank loans, net	23,781	150	2.54%	21,921	157	2.87%	22,561	142	2.56%
All other interest-earning assets	2,288	10	1.51%	1,964	12	2.66%	2,201	11	1.87%
Total interest-earning assets	$51,133	$205	1.60%	$40,400	$217	2.16%	$50,352	$200	1.61%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$28,908	$1	0.02%	$25,060	$2	0.02%	$27,662	$2	0.02%
Certificates of deposit	883	4	1.91%	1,104	5	2.00%	898	4	1.88%
Total bank deposits	29,791	5	0.08%	26,164	7	0.10%	28,560	6	0.08%
Brokerage client payables	10,486	1	0.03%	4,751	3	0.18%	11,485	1	0.02%
Other borrowings	860	4	2.19%	891	5	2.23%	862	5	2.18%
Senior notes payable	2,211	25	4.49%	2,067	24	4.69%	2,045	24	4.74%
All other interest-bearing liabilities	602	5	1.12%	586	3	1.10%	600	1	0.88%
Total interest-bearing liabilities	$43,950	$40	0.34%	$34,459	$42	0.48%	$43,552	$37	0.34%
Net interest income		$165			$175			$163

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Third Quarter of 2021	(Unaudited)

Consolidated Net Interest
	Nine months ended
	June 30, 2021			June 30, 2020
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,548	$9	0.22%	$5,013	$37	0.99%
Assets segregated pursuant to regulations	8,307	11	0.18%	2,853	25	1.20%
Available-for-sale securities	7,837	64	1.08%	3,654	60	2.18%
Brokerage client receivables	2,222	56	3.38%	2,290	66	3.87%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
C&I loans (14)	7,670	149	2.57%	8,012	225	3.70%
CRE loans (14)	2,665	52	2.57%	2,593	72	3.63%
REIT loans (14)	1,290	25	2.49%	1,349	34	3.33%
Tax-exempt loans (15)	1,253	25	3.34%	1,236	25	3.35%
Residential mortgage loans	5,044	103	2.73%	4,823	112	3.09%
Securities-based loans and other	4,709	80	2.24%	3,460	89	3.37%
Loans held for sale	153	3	2.54%	138	4	3.77%
Total bank loans, net	22,784	437	2.57%	21,611	561	3.46%
All other interest-earning assets	2,264	31	1.79%	2,329	50	2.82%
Total interest-earning assets	$48,962	$608	1.66%	$37,750	$799	2.83%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$27,732	$4	0.02%	$23,190	$20	0.11%
Certificates of deposit	911	13	1.90%	993	15	2.06%
Total bank deposits	28,643	17	0.08%	24,183	35	0.19%
Brokerage client payables	9,765	3	0.03%	3,929	9	0.31%
Other borrowings	863	14	2.20%	893	15	2.23%
Senior notes payable	2,115	73	4.62%	1,742	61	4.66%
All other interest-bearing liabilities	591	8	1.05%	878	16	1.81%
Total interest-bearing liabilities	$41,977	$115	0.36%	$31,625	$136	0.56%
Net interest income		$493			$663
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2021	(Unaudited)

	Three months ended			% change from
$ in millions	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Net revenues:
Private Client Group	$1,696	$1,249	$1,647	36%	3%
Capital Markets	446	323	433	38%	3%
Asset Management	225	163	209	38%	8%
Raymond James Bank	169	178	160	(5)%	6%
Other (16)	2	(20)	(12)	NM	NM
Intersegment eliminations	(67)	(59)	(65)	(14)%	(3)%
Total net revenues	$2,471	$1,834	$2,372	35%	4%

Pre-tax income/(loss):
Private Client Group	$195	$91	$192	114%	2%
Capital Markets	115	62	105	85%	10%
Asset Management	105	60	87	75%	21%
Raymond James Bank	104	14	111	643%	(6)%
Other (16)	(134)	(29)	(48)	(362)%	(179)%
Pre-tax income	$385	$198	$447	94%	(14)%

	Nine months ended
$ in millions	June 30, 2021	June 30, 2020	% change
Net revenues:
Private Client Group	$4,810	$4,158	16%
Capital Markets	1,331	881	51%
Asset Management	629	531	18%
Raymond James Bank	496	604	(18)%
Other (16)	(6)	(72)	92%
Intersegment eliminations	(195)	(191)	(2)%
Total net revenues	$7,065	$5,911	20%

Pre-tax income/(loss):
Private Client Group	$527	$414	27%
Capital Markets	349	119	193%
Asset Management	275	206	33%
Raymond James Bank	286	163	75%
Other (16)	(206)	(106)	(94)%
Pre-tax income	$1,231	$796	55%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2021	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Revenues:
Asset management and related administrative fees	$1,050	$715	$979	47%	7%
Brokerage revenues:
Mutual and other fund products	167	131	183	27%	(9)%
Insurance and annuity products	113	88	109	28%	4%
Equities, ETFs and fixed income products	110	100	121	10%	(9)%
Total brokerage revenues	390	319	413	22%	(6)%
Account and service fees:
Mutual fund and annuity service fees	105	82	99	28%	6%
RJBDP fees: (12)
Third-party banks	18	20	19	(10)%	(5)%
Raymond James Bank	47	43	44	9%	7%
Client account and other fees	39	32	42	22%	(7)%
Total account and service fees	209	177	204	18%	2%
Investment banking	11	7	16	57%	(31)%
Interest income	31	31	30	—	3%
All other	7	4	8	75%	(13)%
Total revenues	1,698	1,253	1,650	36%	3%
Interest expense	(2)	(4)	(3)	(50)%	(33)%
Net revenues	1,696	1,249	1,647	36%	3%
Non-interest expenses:
Financial advisor compensation and benefits	1,082	783	1,040	38%	4%
Administrative compensation and benefits	251	235	260	7%	(3)%
Total compensation, commissions and benefits	1,333	1,018	1,300	31%	3%
Non-compensation expenses	168	140	155	20%	8%
Total non-interest expenses	1,501	1,158	1,455	30%	3%
Pre-tax income	$195	$91	$192	114%	2%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2021	(Unaudited)

Private Client Group

	Nine months ended
$ in millions	June 30, 2021	June 30, 2020	% change
Revenues:
Asset management and related administrative fees	$2,914	$2,330	25%
Brokerage revenues:
Mutual and other fund products	498	438	14%
Insurance and annuity products	320	288	11%
Equities, ETFs and fixed income products	338	324	4%
Total brokerage revenues	1,156	1,050	10%
Account and service fees:
Mutual fund and annuity service fees	298	260	15%
RJBDP fees: (12)
Third-party banks	58	129	(55)%
Raymond James Bank	134	138	(3)%
Client account and other fees	113	96	18%
Total account and service fees	603	623	(3)%
Investment banking	33	29	14%
Interest income	91	125	(27)%
All other	20	20	—
Total revenues	4,817	4,177	15%
Interest expense	(7)	(19)	(63)%
Net revenues	4,810	4,158	16%
Non-interest expenses:
Financial advisor compensation and benefits	3,053	2,555	19%
Administrative compensation and benefits	760	727	5%
Total compensation, commissions and benefits	3,813	3,282	16%
Non-compensation expenses	470	462	2%
Total non-interest expenses	4,283	3,744	14%
Pre-tax income	$527	$414	27%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2021	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Revenues:
Brokerage revenues:
Fixed income	$124	$125	$142	(1)%	(13)%
Equity	36	41	34	(12)%	6%
Total brokerage revenues	160	166	176	(4)%	(9)%
Investment banking:
Merger & acquisition and advisory	153	60	122	155%	25%
Equity underwriting	69	35	67	97%	3%
Debt underwriting	43	37	37	16%	16%
Total investment banking	265	132	226	101%	17%
Interest income	4	4	5	—	(20)%
Tax credit fund revenues	17	20	24	(15)%	(29)%
All other	3	3	4	—	(25)%
Total revenues	449	325	435	38%	3%
Interest expense	(3)	(2)	(2)	50%	50%
Net revenues	446	323	433	38%	3%
Non-interest expenses:
Compensation, commissions and benefits	256	195	259	31%	(1)%
Acquisition-related expenses (3)	3	—	—	NM	NM
Other non-compensation expenses	72	66	69	9%	4%
Total non-interest expenses	331	261	328	27%	1%
Pre-tax income	$115	$62	$105	85%	10%

	Nine months ended
$ in millions	June 30, 2021	June 30, 2020	% change
Revenues:
Brokerage revenues:
Fixed income	$397	$296	34%
Equity	112	115	(3)%
Total brokerage revenues	509	411	24%
Investment banking:
Merger & acquisition and advisory	424	192	121%
Equity underwriting	196	117	68%
Debt underwriting	126	90	40%
Total investment banking	746	399	87%
Interest income	12	22	(45)%
Tax credit fund revenues	57	50	14%
All other	14	13	8%
Total revenues	1,338	895	49%
Interest expense	(7)	(14)	(50)%
Net revenues	1,331	881	51%
Non-interest expenses:
Compensation, commissions and benefits	767	545	41%
Acquisition-related expenses (3)	3	—	NM
Other non-compensation expenses	212	217	(2)%
Total non-interest expenses	982	762	29%
Pre-tax income	$349	$119	193%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2021	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Revenues:
Asset management and related administrative fees:
Managed programs	$148	$109	$137	36%	8%
Administration and other	70	48	64	46%	9%
Total asset management and related administrative fees	218	157	201	39%	8%
Account and service fees	4	3	5	33%	(20)%
All other	3	3	3	—	—
Net revenues	225	163	209	38%	8%
Non-interest expenses:
Compensation, commissions and benefits	43	44	50	(2)%	(14)%
Non-compensation expenses	77	59	72	31%	7%
Total non-interest expenses	120	103	122	17%	(2)%
Pre-tax income	$105	$60	$87	75%	21%

	Nine months ended
$ in millions	June 30, 2021	June 30, 2020	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$414	$358	16%
Administration and other	193	152	27%
Total asset management and related administrative fees	607	510	19%
Account and service fees	13	12	8%
All other	9	9	—
Net revenues	629	531	18%
Non-interest expenses:
Compensation, commissions and benefits	138	134	3%
Non-compensation expenses	216	191	13%
Total non-interest expenses	354	325	9%
Pre-tax income	$275	$206	33%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2021	(Unaudited)

Raymond James Bank

	Three months ended			% change from
$ in millions	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Revenues:
Interest income	$172	$181	$165	(5)%	4%
Interest expense	(11)	(12)	(10)	(8)%	10%
Net interest income	161	169	155	(5)%	4%
All other	8	9	5	(11)%	60%
Net revenues	169	178	160	(5)%	6%
Non-interest expenses:
Compensation and benefits	13	13	13	—	—
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses (7)	(19)	81	(32)	NM	NM
RJBDP fees to Private Client Group (12)	47	43	44	9%	7%
All other	24	27	24	(11)%	—
Total non-compensation expenses	52	151	36	(66)%	44%
Total non-interest expenses	65	164	49	(60)%	33%
Pre-tax income	$104	$14	$111	643%	(6)%

	Nine months ended
$ in millions	June 30, 2021	June 30, 2020	% change
Revenues:
Interest income	$505	$635	(20)%
Interest expense	(32)	(51)	(37)%
Net interest income	473	584	(19)%
All other	23	20	15%
Net revenues	496	604	(18)%
Non-interest expenses:
Compensation and benefits	38	38	—
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses (7)	(37)	188	NM
RJBDP fees to Private Client Group (12)	134	138	(3)%
All other	75	77	(3)%
Total non-compensation expenses	172	403	(57)%
Total non-interest expenses	210	441	(52)%
Pre-tax income	$286	$163	75%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Third Quarter of 2021	(Unaudited)

Other

	Three months ended			% change from
$ in millions	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Revenues:
Interest income	$—	$3	$3	(100)%	(100)%
Gains/(losses) on private equity investments (6)	24	1	8	2,300%	200%
All other	4	2	2	100%	100%
Total revenues	28	6	13	367%	115%
Interest expense	(26)	(26)	(25)	—	4%
Net revenues	2	(20)	(12)	NM	NM
Non-interest expenses:
Compensation and all other (6)	34	9	36	278%	(6)%
Losses on extinguishment of debt (2)	98	—	—	NM	NM
Acquisition-related expenses (3)	4	—	—	NM	NM
Total non-interest expenses	136	9	36	1,411%	278%
Pre-tax loss	$(134)	$(29)	$(48)	(362)%	(179)%

	Nine months ended
$ in millions	June 30, 2021	June 30, 2020	% change
Revenues:
Interest income	$6	$27	(78)%
Gains/(losses) on private equity investments (6)	56	(40)	NM
All other	7	4	75%
Total revenues	69	(9)	NM
Interest expense	(75)	(63)	19%
Net revenues	(6)	(72)	92%
Non-interest expenses:
Compensation and all other (6)	96	34	182%
Losses on extinguishment of debt (2)	98	—	NM
Acquisition-related expenses (3)	6	—	NM
Total non-interest expenses	200	34	488%
Pre-tax loss	$(206)	$(106)	(94)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Fiscal Third Quarter of 2021	(Unaudited)

The following metrics are attributable to our Raymond James Bank banking subsidiary, which is a component of our Raymond James Bank segment.

	As of				% change from
$ in millions	June 30, 2021		June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Total assets	$34,576		$29,066	$33,221	19%	4%
Total equity	$2,532		$2,279	$2,409	11%	5%
Bank loans, net	$23,896		$21,223	$22,879	13%	4%
Bank loan allowance for credit losses (7)	$322		$334	$345	(4)%	(7)%
Bank loan allowance for credit losses as a % of loans held for investment (7)	1.34%		1.56%	1.50%
Total nonperforming assets	$43		$23	$31	87%	39%
Nonperforming assets as a % of total assets	0.12%		0.08%	0.09%
Total criticized loans	$980		$733	$1,001	34%	(2)%
Criticized loans as a % of loans held for investment	4.07%		3.41%	4.35%

Capital ratios:
Tier 1 capital	13.5%	(4)	12.8%	13.1%
Total capital	14.7%	(4)	14.1%	14.4%
Tier 1 leverage	7.5%	(4)	7.6%	7.5%

	Three months ended				% change from
$ in millions	June 30, 2021		June 30, 2020	March 31, 2021	June 30, 2020	March 31, 2021
Bank loan provision/(benefit) for credit losses (7)	$(19)		$81	$(32)	NM	NM

Net charge-offs:
Charge-offs related to loan sales	$1		$61	$2	(98)%	(50)%
All other	3		11	—	(73)%	NM
Total net charge-offs	$4		$72	$2	(94)%	100%

Net interest margin (net yield on interest-earning assets)	1.92%		2.29%	1.94%

	Nine months ended
$ in millions	June 30, 2021		June 30, 2020	% change
Bank loan provision/(benefit) for credit losses (7)	$(37)		$188	NM

Net charge-offs:
Charge-offs related to loan sales	$3		$61	(95)%
All other	3		11	(73)%
Total net charge-offs	$6		$72	(92)%

Net interest margin (net yield on interest-earning assets)	1.96%		2.82%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures for those periods which include non-GAAP adjustments.

	Three months ended	Nine months ended
$ in millions, except per share amounts	June 30, 2021	June 30, 2021
Net income	$307	$974
Non-GAAP adjustments:
Losses on extinguishment of debt (2)	98	98
Acquisition-related expenses (3)	7	9
Pre-tax impact of non-GAAP adjustments	105	107
Tax effect of non-GAAP adjustments	(26)	(26)
Total non-GAAP adjustments, net of tax	79	81
Adjusted net income	$386	$1,055

Pre-tax income	$385	$1,231
Pre-tax impact of non-GAAP adjustments (as detailed above)	105	107
Adjusted pre-tax income	$490	$1,338

Pre-tax margin (10)	15.6%	17.4%
Non-GAAP adjustments:
Losses on extinguishment of debt (2)	3.9%	1.4%
Acquisition-related expenses (3)	0.3%	0.1%
Total non-GAAP adjustments	4.2%	1.5%
Adjusted pre-tax margin (10)	19.8%	18.9%

Earnings per common share: (5)
Basic	$2.24	$7.09
Non-GAAP adjustments:
Losses on extinguishment of debt (2)	0.71	0.71
Acquisition-related expenses (3)	0.05	0.07
Tax effect of non-GAAP adjustments	(0.19)	(0.19)
Total non-GAAP adjustments, net of tax	0.57	0.59
Adjusted basic	$2.81	$7.68

Diluted	$2.18	$6.92
Non-GAAP adjustments:
Losses on extinguishment of debt (2)	0.69	0.70
Acquisition-related expenses (3)	0.05	0.06
Tax effect of non-GAAP adjustments	(0.18)	(0.18)
Total non-GAAP adjustments, net of tax	0.56	0.58
Adjusted diluted	$2.74	$7.50

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Third Quarter of 2021	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	June 30, 2021	June 30, 2020	March 31, 2021
Total equity attributable to Raymond James Financial, Inc.	$7,863	$6,965	$7,592
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	862	602	868
Deferred tax liabilities, net	(56)	(33)	(56)
Tangible common equity attributable to Raymond James Financial, Inc.	$7,057	$6,396	$6,780
Common shares outstanding	136.9	137.0	137.2
Book value per share (8)	$57.44	$50.84	$55.34
Tangible book value per share (8)	$51.55	$46.69	$49.42

Return on equity	Three months ended			Nine months ended
$ in millions	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2021	June 30, 2020
Average equity (17)	$7,728	$6,882	$7,478	$7,483	$6,797
Impact on average equity of non-GAAP adjustments:
Losses on extinguishment of debt (2)	49	NA	NA	25	NA
Acquisition-related expenses (3)	4	NA	NA	2	NA
Tax effect of non-GAAP adjustments	(13)	NA	NA	(7)	NA
Adjusted average equity (17)	$7,768	NA	NA	$7,503	NA

Average equity (17)	$7,728	$6,882	$7,478	$7,483	$6,797
Less:
Average goodwill and identifiable intangible assets, net	865	603	851	791	606
Average deferred tax liabilities, net	(56)	(32)	(56)	(51)	(30)
Average tangible common equity (17)	$6,919	$6,311	$6,683	$6,743	$6,221
Impact on average equity of non-GAAP adjustments:
Losses on extinguishment of debt (2)	49	NA	NA	25	NA
Acquisition-related expenses (3)	4	NA	NA	2	NA
Tax effect of non-GAAP adjustments	(13)	NA	NA	(7)	NA
Adjusted average tangible common equity (17)	$6,959	NA	NA	$6,763	NA

Return on equity (9)	15.9%	10.0%	19.0%	17.4%	11.9%
Adjusted return on equity (9)	19.9%	NA	NA	18.7%	NA
Return on tangible common equity (9)	17.7%	10.9%	21.2%	19.3%	13.1%
Adjusted return on tangible common equity (9)	22.2%	NA	NA	20.8%	NA
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Third Quarter of 2021                                 Footnotes

(1)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments to earnings for the three months ended June 30, 2020 and March 31, 2021 and the nine months ended June 30, 2020; therefore percent changes for earnings-related non-GAAP financial measures are calculated based on non-GAAP financial measures for the current periods as compared to GAAP results for the comparative periods.

(2)
Losses on extinguishment of debt as presented in the Condensed Consolidated Statements of Income include make-whole premiums, the accelerated amortization of debt issuance costs, and certain legal and other professional fees associated with the redemptions of our $250 million of 5.625% senior notes due 2024 and our $500 million of 3.625% senior notes due 2026 which occurred during our fiscal third quarter of 2021.

(3)	Acquisition-related expenses primarily included professional and integration expenses associated with our acquisitions of NWPS Holdings, Inc. and Financo, which were completed in December 2020 and March 2021, respectively, and Cebile Capital, announced in May 2021, which were included in our Other segment. Acquisition-related expenses for the three and nine months ended June 30, 2021 also included amortization expense related to intangible assets with short-term useful lives associated with our Financo acquisition, which was included in our Capital Markets segment.

(4)	Estimated.

(5)	Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

(6)	Other revenues included $24 million, $1 million and $8 million of private equity gains for the three months ended June 30, 2021, June 30, 2020 and March 31, 2021, respectively, which were included in our Other segment. Of these amounts, $10 million of the gains for the three months ended June 30, 2021 and an insignificant amount of the gains for each of the three months ended June 30, 2020 and March 31, 2021 were attributable to noncontrolling interests and were offset in Other expenses. Other revenues included $56 million of private equity gains and $40 million of private equity losses for the nine months ended June 30, 2021 and 2020, respectively, which were included in our Other segment. Of these amounts, approximately $20 million of the gains and $23 million of the losses for the nine months ended June 30, 2021 and June 30, 2020, respectively, were attributable to noncontrolling interests and were offset in Other expenses.

(7)	The allowances for credit losses as of June 30, 2021 and March 31, 2021 were determined under the current expected credit loss (“CECL”) model as a result of our October 1, 2020 adoption of new accounting guidance related to the measurement of credit losses on financial instruments. The impact of adoption on October 1, 2020 resulted in an increase in our allowance for credit losses, including reserves for unfunded lending commitments, of approximately $45 million (primarily $25 million related to loans to financial advisors in the Private Client Group and approximately $10 million related to Bank loans outstanding) and a corresponding reduction in retained earnings of approximately $35 million, net of tax. The Bank loan provision/(benefit) for credit losses of $(19) million and $(32) million for the three months ended June 30, 2021 and March 31, 2021, respectively, and $(37) million for the nine months ended June 30, 2021, were determined under the CECL model and represented the provision/(benefit) for credit losses post the CECL adoption date.

(8)	Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(9)	Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period.

(10)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(11)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

(12)	We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by the Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

(13)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(14)	As a result of our adoption of CECL, we have redefined certain of our loan portfolio segments to align with the new methodology applied in determining the allowance for credit losses, including the combination of the CRE and CRE construction loan portfolios and the separation of loans to REITs into a separate portfolio segment (previously included in CRE loans and C&I loans). Prior period loan portfolio segments have been revised to conform to the current presentation.

(15)	The average yield is presented on a tax-equivalent basis for each respective period.

(16)	The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, losses on extinguishment of debt, acquisition-related expenses and certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

(17)	Average equity is computed by adding total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by four, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by four. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.